Exhibit 10.16d

AMENDMENT TO THE PSS WORLD MEDICAL, INC.

AMENDED AND RESTATED OFFICER DEFERRED COMPENSATION PLAN

THIS AMENDMENT (this “Amendment”), effective as of the 27th day of March, 2012, is made to the PSS World Medical, Inc. Amended and Restated Officer Deferred Compensation Plan (the “Plan”). All defined terms used herein but not defined shall have the meanings ascribed to them in the Plan.

The Compensation Committee (the “Committee”) of the Board of Directors of PSS World Medical, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to amend the Plan as provided below.

1. Specified Employees. Section 5.08(g) (Six Month Delay for Specified Employees) is hereby amended to add the following sentence as a new paragraph at the end of Section 5.08(g):

Notwithstanding any provision to the contrary in the Plan and for purposes of this Section 5.08(g), each Participant shall be deemed a Specified Employee.

2. 401(k) Plan Excess Deferrals. A new Section 5.13 is hereby added to the Plan to read as follows:

5.13 401(k) Plan Excess Deferrals. A Participant may elect to defer up to 100% of a refund of excess contributions from the 401(k) plan of the Company received by such Participant during the same year, provided such election is in accordance with the terms of the Plan and the Deferral Election Form.

3. Payment Dates for Termination Account. Section 5.08(a)(iv) is hereby deleted in its entirety and replaced with the following:

(iv) Annual installment payments shall be for no less than two (2) and no more than twenty (20) annual installments (as indicated in the Participant’s most recent effective Deferral Election Form). The initial annual installment payment shall be equal to the value of the Participant’s Account on the applicable Valuation Date divided by the number of remaining installments to be paid (including the then-current installment payment). Thereafter, each subsequent annual installment payment shall be made in January of each subsequent year and in an amount equal to the value of the Participant’s Account as of December 31 of the preceding year divided by the total number of annual installment payments remaining to be paid (including the then-current annual installment payment).

4. Officer Tier MARST Scores. The Plan is hereby amended by deleting the definition of the terms “Tier 1 Officer,” “Tier 2 Officer,” “Tier 3 Officer,” “Tier 4 Officer,” “Tier 5 Officer,” “Tier 6 Officer” and “Tier 7 Officer” in Section 2.01 and replacing them with the following definitions:

Tier 1 Officer. An Officer role that has been assigned a MARST score of 35, 34 or 33.

Tier 2 Officer. An Officer role that has been assigned a MARST score of 32, 31, 30 or 29.

Tier 3 Officer. An Officer role that has been assigned a MARST score of 28 or 27.

Tier 4 Officer. An Officer role that has been assigned a MARST score of 26, 25, 24, 23 or 22.

Tier 5 Officer. An Officer role that has been assigned a MARST score of 21, 20, 19, 18 or 17.

Tier 6 Officer. An Officer role that has been assigned a MARST score of 16, 15, 14 or 13.

Tier 7 Officer. An Officer role that has been assigned a MARST score of 12, 11, 10 or 9.

5. Company Matching Contributions. Section 5.05 (Company Matching Contributions) is hereby deleted in its entirety and replaced with the following:

5.05 Company Matching Contributions.

Tier 1 Officers. For each dollar ($1.00) that a Tier 1 Officer defers into an Account (up to 15% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of one dollar twenty-five cents ($1.25).

Tier 2 Officers. For each dollar ($1.00) that a Tier 2 Officer defers into an Account (up to 15% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of one dollar ($1.00).

Tier 3 Officers. For each dollar ($1.00) that a Tier 3 Officer defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of seventy-five cents ($.75).

Tier 4 Officers. For each dollar ($1.00) that a Tier 4 Officer defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of sixty cents ($.60).

Tier 5 Officers. For each dollar ($1.00) that a Tier 5 Officer defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of fifty cents ($.50).

Tier 6 Officers. For each dollar ($1.00) that a Tier 6 Officer defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of forty-five cents ($.45).

Tier 7 Officers. For each dollar ($1.00) that a Tier 7 Officer defers into an Account (up to 10% of Compensation in the aggregate for all of the Participant’s Accounts), the Company will make a matching contribution of thirty-five cents ($.35).

Company Matching Contributions will earn a return based on the same investment allocations selected by the Participant with respect to the Account into which such Company Matching Contributions are credited. The Board may change the amount of the Company Matching Contributions for any future Plan Year by giving written notice to eligible Participants prior to the Election Date for such Plan Year. Any such change will be prospective only.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

PSS WORLD MEDICAL, INC

By:	/s/ David D. Klarner
Name:	David D. Klarner
Its:	Vice President and Treasurer